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                    SECOND AMENDMENT TO RESTATED AND AMENDED
                SPRINGS INDUSTRIES, INC. DEFERRED UNIT STOCK PLAN



         1. Section 2.4 is amended effective November 1, 1996, by deleting the reference to "Disinterested Person" and substituting in lieu thereof "Non-Employee Director."

         2. Sections 6.1.1, 6.1.2, and 6.3.1 are each amended effective November 1, 1996, by deleting each reference to "the Company's option" and substituting in lieu thereof "the Committee's option."

         3. Section 6.7.1 is amended effective November 1, 1996, by deleting
Section 6.7.1 in its entirety and substituting in lieu thereof the following new
Section 6.7.1, as follows:

         "6.7.1 A Participant who is a holder of one or more awards of Incremental Stock Equivalents issued prior to February 1, 1991, may file a written request with the Committee giving notice of his desire to convert a specified number of such Incremental Stock Equivalents to Primary Stock Equivalents under this Plan and/or to convert a specified number of such Incremental Stock Equivalents to Restricted Stock under the Company's Restricted Stock Plan."

         4. Section 6.7.2 is amended effective November 1, 1996, by deleting
Section 6.7.2 in its entirety and substituting in lieu thereof the following new
Section 6.7.2, as follows:

         "6.7.2 Following receipt of such request, the Company shall, if approved by the Committee, delete from the Participant's award of Incremental Stock Equivalents the number of such Stock Equivalents specified in the request and shall credit the Participant with Primary Stock Equivalents or issue Restricted Stock, or both, as the case may be, in such amounts that the Market Value of a corresponding number of shares of Common Stock measured as provided in Section 2.6 would equal the amount of cash that would have been distributed in respect of such Incremental Stock Equivalents had they been distributed on the date of receipt of such written request."

         5. Section 6.7.3 is amended effective November 1, 1996, by deleting
Section 6.7.3 in its entirety and substituting in lieu thereof the following new
Section 6.7.3, as follows:

         "6.7.3 No conversion request affecting the Incremental Stock Equivalents of any Participant shall be effective unless the Participant's right to such Incremental Stock Equivalent shall be vested at the time such written request is received."

                  IN WITNESS WHEREOF, this Amendment has been executed pursuant to resolutions adopted by the Board of Directors of the Company on October 20, 1996.

                                    SPRINGS INDUSTRIES, INC.



                                    By: /s/J. Spratt White
                                       -----------------------------------------
                                         J. Spratt White
                                         Senior Vice President-Human Resources







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